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                                                                    EXHIBIT 99.1


                          SECURITIES PURCHASE AGREEMENT

                         dated as of September 27, 2000



                                     between



                           CONTANGO OIL & GAS COMPANY



                                       and



                        AQUILA ENERGY CAPITAL CORPORATION















     5,000 shares of Series B Senior Convertible Cumulative Preferred Stock


354201MSW
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                                TABLE OF CONTENTS



1.       AGREEMENT TO PURCHASE SECURITIES...............................................................1

2.       WIRE TRANSFER OF PAYMENT FOR AND DELIVERY OF THE SECURITIES....................................1

3.       PURCHASER'S REPRESENTATIONS AND WARRANTIES.....................................................1

         3.1      Investment Intent.....................................................................1

         3.2      Access to Information.................................................................1

         3.3      Accredited Investor...................................................................2

         3.4      Knowledge and Experience..............................................................2

         3.5      Suitability...........................................................................2

         3.6      Ability to Bear Risk of Loss..........................................................2

         3.7      Private Offering......................................................................2

         3.8      Truth and Accuracy....................................................................2

         3.9      Authority.............................................................................2

         3.10     No Violation..........................................................................3

         3.11     Enforceability........................................................................3

         3.12     Reliance on Own Advisers..............................................................3

         3.13     Scope of Business.....................................................................3

4.       ISSUER'S REPRESENTATIONS AND WARRANTIES........................................................3

         4.1      Corporate Existence; Authority........................................................3

         4.2      Enforceability........................................................................3

         4.3      Capitalization........................................................................4

         4.4      No Conflicts..........................................................................5

         4.5      SEC Documents.........................................................................5

         4.6      Litigation............................................................................5

         4.7      No Material Adverse Change............................................................6

         4.8      Environmental Matters.................................................................6

         4.9      Equity Sales Since November 5, 1999...................................................6

         4.10     Material Agreements...................................................................6

         4.11     Truth and Accuracy....................................................................7

         4.12     Compliance with Laws, Other Instruments...............................................7

         4.13     Observance of Agreements, Statutes and Orders.........................................7

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
5.       RESTRICTIONS ON TRANSFER.......................................................................7

         5.1      Resale Restrictions...................................................................7

         5.2      Restrictive Legend....................................................................8

         5.3      Illiquid Investment...................................................................8

6.       Registration Procedures........................................................................8

         6.1      Demand Registration Rights............................................................8

         6.2      Piggy-Back Registration Rights.......................................................10

         6.3      Delivery of Prospectus...............................................................11

         6.4      Third Party Registration Rights......................................................11

         6.5      Registration in Other Jurisdictions..................................................11

         6.6      Notice of Material Events............................................................11

         6.7      Notice of Suspension of Effectiveness................................................12

         6.8      Listing of Common Stock on Securities Exchanges......................................12

         6.9      Further Assurances...................................................................12

         6.10     Cooperation..........................................................................12

         6.11     Discontinuation of Disposition of Shares.............................................12

         6.12     Expenses.............................................................................13

         6.13     Indemnification of Purchaser.........................................................13

         6.14     Indemnification of Issuer............................................................14

         6.15     Participation in Indemnified Claims..................................................14

7.       TRANSFER AGENT INSTRUCTIONS...................................................................15

8.       RELIANCE......................................................................................15

9.       COVENANT REGARDING PRIORITY OF PREFERRED SHARES...............................................15

10.      BOARD OF DIRECTORS............................................................................16

11.      MISCELLANEOUS.................................................................................16

         11.1     Survival.............................................................................16

         11.2     Assignment...........................................................................16

         11.3     Execution and Delivery of Agreement..................................................17

         11.4     Titles...............................................................................17

         11.5     Severability.........................................................................17

         11.6     Entire Agreement.....................................................................17

         11.7     Waiver and Amendment.................................................................17

         11.8     Counterparts.........................................................................17

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
         11.9     Governing Law........................................................................17

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Schedules

4.3(b)            Outstanding Subscriptions, Options, Warrants, Convertible
                  Securities, etc.
4.3(c)            Third Party Registration Rights
4.9               Purchasers of Common Stock since November 5, 1999


Exhibits

A                 Accredited Investor Certificate
B                 Certificate of Designation of Series B Senior Convertible
                  Cumulative Preferred Stock

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THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS ("STATE LAWS") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE OFFER AND SALE IS REGISTERED UNDER THE SECURITIES ACT OR THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT THE OFFER AND SALE IS EXEMPT FROM SECURITIES ACT REGISTRATION.

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement ("Agreement") is made and entered into as of the 27th day of September, 2000, by and between Contango Oil & Gas Company (the "Issuer") and Aquila Energy Capital Corporation (the "Purchaser").

         1. AGREEMENT TO PURCHASE SECURITIES. On the terms and subject to the conditions set forth in this Agreement, the Purchaser hereby agrees to purchase from the Issuer 5,000 shares of the Issuer's Series B Senior Convertible Cumulative Preferred Stock, $.04 per share par value (the "Preferred Shares") for a purchase price of $5,000,000 (the "Purchase Price"), payable by wire transfer to the account of the Issuer. The shares of Issuer's common stock that may be issued upon conversion of the Preferred Shares as contemplated by the Designation Certificate (as defined below) are referred to herein as the "Converted Shares", and the Preferred Shares and the Converted Shares are collectively referred to herein as the "Securities").

         2. WIRE TRANSFER OF PAYMENT FOR AND DELIVERY OF THE SECURITIES. Immediately after the Purchaser has wired the Purchase Price for the Preferred Shares as instructed by Issuer, the Issuer shall issue and deliver a certificate representing the Preferred Shares, in the name and to the address specified by the Purchaser in the registration and delivery instructions on the signature page of this Agreement.

         3. PURCHASER'S REPRESENTATIONS AND WARRANTIES. The Purchaser hereby represents and warrants to the Issuer that:

              3.1 Investment Intent. The Purchaser is acquiring the Securities solely for the Purchaser's own account for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution of the Securities in violation of the Securities Act.

              3.2 Access to Information. The Purchaser has received a copy of the Issuer's annual report on Form 10-KSB for the year ended June 30, 1999 (the "Annual Report") and quarterly report on Form 10-QSB for the quarter ended March 31, 2000 (the "Quarterly Report") and has reviewed them carefully, including the risk factors set forth

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under the heading, "Management's Discussion and Analysis of Plan of Operation --
Risk Factors." In addition, the Purchaser has received and reviewed a copy of the Issuer's proxy statement for its annual meeting of stockholders held on September 28, 1999 (the "Proxy Statement"). If desired, the Purchaser has also sought and obtained from management of the Issuer such additional information concerning the business, management and financial affairs of the Issuer as the Purchaser has deemed necessary or appropriate in evaluating an investment in the Issuer and determining whether or not to purchase the Securities.

              3.3 Accredited Investor. By completing the Accredited Investor Certification attached as Exhibit B, the Purchaser represents and warrants that it is an accredited investor, as defined by Rule 501(a) of Regulation D under the Securities Act.

              3.4 Knowledge and Experience. The Purchaser is experienced in evaluating and investing in the securities of businesses in the development stage, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities and of protecting its interests in connection with an acquisition of the Securities.

              3.5 Suitability. The Purchaser has carefully considered, and has, to the extent the Purchaser deems it necessary, discussed with the Purchaser's own professional legal, tax and financial advisers the suitability of an investment in the Securities for the Purchaser's particular tax and financial situation, and the Purchaser has determined that the Securities are a suitable investment for the Purchaser.

              3.6 Ability to Bear Risk of Loss. The Purchaser is financially able to hold the Securities subject to restrictions on transfer for an indefinite period of time, and is capable of bearing the economic risk of losing up to the entire amount of its investment in the Securities.

              3.7 Private Offering. The offer of the Securities was directly communicated to the Purchaser by the Issuer. At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such directly communicated offer.

              3.8 Truth and Accuracy. All representations and warranties made by the Purchaser in this Agreement are true and accurate as of the date hereof and shall be true and accurate as of the date the Issuer issues the Securities. If at any time prior to the issuance of the Securities any representation or warranty shall not be true and accurate in any respect, the Purchaser shall so notify the Issuer.

              3.9 Authority. The individuals executing and delivering this Agreement on behalf of the Purchaser have been duly authorized to execute and deliver this Agreement on behalf of the Purchaser, the signature of both such individuals is binding upon the Purchaser, the Purchaser is duly organized and subsisting under the

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laws of the jurisdiction in which it was organized, and the Purchaser was not formed for the specific purpose of acquiring the Securities.

              3.10 No Violation. The execution and delivery of this Agreement and the consummation of the transactions or performance of the obligations contemplated by this Agreement do not and will not violate any term of the Purchaser's organizational documents.

              3.11 Enforceability. The Purchaser has duly executed and delivered this Agreement and (subject to its execution by the Issuer) it constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms against the Purchaser, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

              3.12 Reliance on Own Advisers. In connection with the Purchaser's investment in the Securities, the Purchaser has not relied upon the Issuer or its advisers for legal or tax advice, and has, if desired, in all cases sought the advice of the Purchaser's own legal counsel and tax advisers.

              3.13 Scope of Business. The Purchaser has been advised and understands that the Issuer will be exposed to numerous investment opportunities in all areas of the oil and gas industry and may therefore pursue various types of opportunities, even if they do not fit within the primary focus of the Issuer's current business plan. For example, such opportunities could include both onshore and offshore United States investments and also international investments. Potential opportunities could also include such things as downstream investments in oil and gas service companies, pipelines, and gas processing and gas storage facilities.

         4. ISSUER'S REPRESENTATIONS AND WARRANTIES. The Issuer hereby represents and warrants to the Purchaser that:

              4.1 Corporate Existence; Authority. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and it has all requisite power and authority to carry on its business as it is being conducted. The individual executing and delivering this Agreement on behalf of the Issuer has been duly authorized to execute and deliver this Agreement on behalf of the Issuer, and the signature of such individual is binding upon the Issuer.

              4.2 Enforceability. The Issuer has duly executed and delivered this Agreement and (subject to its execution by the Purchaser) it constitutes a valid and binding agreement of the Issuer enforceable in accordance with its terms against the Issuer, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

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              4.3 Capitalization.

                   (a) The Issuer is authorized to issue 50,000,000 shares of common stock, of which 22,920,412 shares are issued and outstanding, and, prior to giving effect to the transactions set forth herein, 125,000 shares of preferred stock, of which 5,000 shares have been designated as Series A Senior Convertible Cumulative Preferred Stock (the "Series A Preferred") and 2,500 shares of such Series A Preferred are issued and outstanding. All of the outstanding shares of common stock and Series A Preferred stock of the Issuer have been duly and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. The Preferred Shares have been duly authorized and when issued and delivered to the Purchaser against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, shall have the rights and preferences set forth in the Preferred Stock Series Designation Certificate attached hereto as Exhibit B (the "Designation Certificate") and the issuance of such Preferred Shares will not be subject to any preemptive or similar rights. If and when issued, the Converted Shares will have been duly authorized and when issued and delivered to the Purchaser against payment therefor as provided by in herein, will be validly issued, fully paid and non-assessable, and the issuance of such Converted Shares will not be subject to any preemptive or similar rights.

                   (b) Prior to giving effect to the transactions set forth herein, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights to purchase or otherwise acquire from the Issuer any shares of, or any securities convertible into, the capital stock of the Issuer except as set forth on Schedule 4.3(b), including
(i) outstanding options to purchase 1,034,167 shares of the Issuer's common stock under the Issuer's 1999 Stock Incentive Plan, under which 5,000,000 shares of common stock are reserved for issuance, (ii) warrants exercisable for 3,830,370 shares of the Issuer's common stock at the exercise price of $1.00 per share, (iii) outstanding options to purchase an aggregate of 280,000 shares of the Issuer's common stock pursuant to certain agreements between the Issuer and various third parties, and (iv) the Series A Preferred stock which is currently convertible into 2,000,000 shares the Issuer's common stock (excluding accrued and unpaid dividends).

                   (c) Except as set forth on Schedule 4.3(c), no shareholders of the Issuer have any right to require the registration of any securities of the Issuer or to participate in any such registration.

                   (d) No issuance of the Preferred Shares, the Converted Shares and any other securities issued or issuable pursuant to this Agreement or the Designation Certificate will result in the right of any person to obtain any "anti-dilution adjustment", including any adjustment to the number of securities of the Issuer outstanding or hereafter issuable, or to the conversion price or exchange price of any convertible or exchangeable securities of the Issuer, or to the exercise price of any option, warrant or right currently outstanding or issuable.

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              4.4 No Conflicts.

                   (a) The issuance and sale of the Securities to the Purchaser as contemplated hereby and the performance of this Agreement will not violate or conflict with the Issuer's Articles of Incorporation or By-laws or any agreements to which the Issuer is a party or by which it is otherwise bound or, to the Issuer's knowledge, any statute, rule or regulation (federal, state, local or foreign) to which it is subject.

                   (b) The Issuer has obtained, and has provided to the Purchaser true and correct copies of, written waivers of rights of first refusal to purchase additional securities issued by the Issuer insofar as such rights pertain to the Series A Preferred, the Preferred Shares, the Converted Shares and any other securities issued or issuable pursuant to this Agreement or the Designation Certificate. Without limited the generality of the preceding sentence, the Issuer has obtained such written waivers from all parties entitled to assert the rights set forth in (i) Section 6 (Right to Additional Securities) under that certain Securities Purchase Agreement dated December 29, 1999, by and between the Issuer and Trust Company of the West, and (ii) Section 6 (Right to Additional Securities) under that certain Securities Purchase Agreement dated June 8, 2000, by and between the Issuer and the Southern Ute Indian Tribe.

                   (c) The Issuer has obtained, and has provided to the Purchaser, a true and correct copy of, a written consent to the issuance of the Preferred Shares, the Converted Shares and any other securities issued or issuable pursuant to this Agreement or the Designation Certificate from the holders of the Series A Preferred.

              4.5 SEC Documents. The Issuer has provided the Annual Report, the Quarterly Report and the Proxy Statement to the Purchaser. As of the date hereof, the Annual Report, the Quarterly Report and the Proxy Statement do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Issuer included in the Annual Report and the financial statements dated as of March 31, 2000 heretofore delivered to the Purchaser, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Issuer as of the dates thereof and the results of its operations and cash flows for the periods then ended. The Issuer has included in the Annual Report and in its Quarterly Reports on Form 10-QSB filed since the Annual Report, all material agreements, contracts and other documents that it reasonably believes are required to be filed as exhibits thereto.

              4.6 Litigation. There is no litigation or other legal, administrative or governmental proceeding pending or, to the knowledge of the Issuer, threatened against or relating to the Issuer or its properties or business, that if determined adversely to the Issuer may reasonably be expected to have a material adverse effect on the present or future operations or financial condition of the Issuer.

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              4.7 No Material Adverse Change. Since the date of the Quarterly
Report, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Issuer, and no event has occurred or circumstance exits that may result in such a material adverse change.

              4.8 Environmental Matters.

                   (a) Except as would not be reasonably likely to have a material adverse effect change in the business, operations, properties, prospects, assets, or condition of the Issuer: (i) to Issuer's knowledge, Issuer has complied with all applicable Environmental Laws (as defined in Section 4.8(b)); (ii) to Issuer's knowledge, Issuer is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) to Issuer's knowledge, Issuer has not been associated with any release or threat of release of any Hazardous Substance; (v) Issuer has not received any notice, demand, letter, claim or request for information alleging that Issuer may be in violation of or liable under any Environmental Law; (vi) Issuer is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) there are no circumstances or conditions involving Issuer that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Issuer pursuant to any Environmental Law.

                   (b) For purposes of this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to:
(A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

                   (c) For purposes of this Agreement, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any governmental entity pursuant to any Environmental Law.

              4.9 Equity Sales Since November 5, 1999. All shares of common stock sold by Issuer since November 5, 1999, the purchasers thereof, the number of shares purchased and the dollar amount paid by each purchaser are set forth on Schedule 4.9.

              4.10 Material Agreements. The Issuer has delivered to the Purchaser true and correct copies of (i) the Agreement dated September 1, 1999, as amended, between the Issuer and Juneau Exploration Company, LLC (the "Juneau Agreement"), (ii) the Participation Agreement dated June 8, 2000 between the Issuer and the Southern Ute Indian Tribe (doing business as Red Willow Production Company) (the "SUIT

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Participation Agreement"), and (iii) the Limited Liability Company Agreement
dated August 24, 2000 of Republic Exploration LLC (the "REX Agreement"), and since the date received by Purchaser, the Juneau Agreement, the SUIT Participation Agreement and the REX Agreement have not been amended or modified in any respect, orally or in writing, are in full force and effect and have not been terminated.

              4.11 Truth and Accuracy. All representations and warranties made by the Issuer in this Agreement are true and accurate as of the date hereof and shall be true and accurate as of the date the Issuer issues the Securities. If at any time prior to the issuance of any of the Securities any representation or warranty shall not be true and accurate in any respect, the Issuer shall so notify the Purchaser.

              4.12 Compliance with Laws, Other Instruments. The execution, delivery and performance by the Issuer of this agreement will not (a) contravene, result in any breach of, or constitute a default under or result in the creation of any lien in respect of any property of the Issuer under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or bylaws, or any other material agreement or instrument to which the Issuer is bound or by which the Issuer or any of its respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Issuer or (c) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Issuer.

              4.13 Observance of Agreements, Statutes and Orders. The Issuer is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or governmental authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation environmental laws) of any governmental authority which default or violation could have a material adverse effect upon the business or operations of the Issuer.

         5. RESTRICTIONS ON TRANSFER

              5.1 Resale Restrictions. The Purchaser understands that the offer and sale of the Securities to the Purchaser has not been registered under the Securities Act or under any State Laws. The Purchaser agrees not to offer, sell or otherwise transfer the Securities, or any interest in the Securities, unless
(i) the offer and sale is registered under the Securities Act, (ii) the Securities may be sold in accordance with the applicable requirements and limitations of Rule 144 under the Securities Act and any applicable State Laws and, if the Issuer reasonably requests, the Purchaser delivers to the Issuer an opinion of counsel to such effect, or (iii) the Purchaser delivers to the Issuer an opinion of counsel reasonably satisfactory to the Issuer that the offer and sale is otherwise exempt from Securities Act registration. Notwithstanding the foregoing subsections (ii) and (iii), no opinion shall be required for transfers by Purchaser to Purchaser's affiliates.

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

              5.2 Restrictive Legend. The Purchaser understands and agrees that a legend in substantially the following form will be placed on the certificates or other documents representing the Securities:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS (i) THE OFFER AND SALE IS REGISTERED UNDER THE SECURITIES ACT, OR (ii) THE OFFER AND SALE IS EXEMPT FROM SECURITIES ACT REGISTRATION AND THE TERMS OF SECTION 5.1 OF THE SECURITIES PURCHASE AGREEMENT PURSUANT TO WHICH THE SECURITIES WERE ORIGINALLY PURCHASED HAVE BEEN COMPLIED WITH. (A COPY OF THE SECURITIES PURCHASE AGREEMENT IS ON FILE AT THE CORPORATE OFFICE OF THE ISSUER.)"

              5.3 Illiquid Investment. The Purchaser acknowledges that it must bear the economic risk of its investment in the Securities for an indefinite period of time, until such time as the Securities are registered or as an exemption from registration is available. The Purchaser acknowledges that the soonest that the Rule 144 exemption from registration could become available would be after the Purchaser has paid for and held the Securities for one year.

         6. REGISTRATION PROCEDURES.

              6.1 Demand Registration Rights.

                   (a) Purchaser shall be entitled to make a request for registration under the Securities Act of the Converted Shares (the "Registerable Securities") in an aggregate amount of at least equal to the lesser of (i) 1,705,000 shares and (ii) number of non-registered Converted Shares then issued to Purchaser (a "Demand Registration"). Within 90 days of the receipt of a written request for a Demand Registration, the Issuer shall file with the SEC and use its best efforts to cause to become effective under the Securities Act a registration statement with respect to such Registerable Securities (a "Demand Registration Statement"). Any such request will specify the number of Registerable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Issuer shall be required to register Registerable Securities pursuant to this Section 6.1 on a maximum of three separate occasions; provided, the Issuer shall not be required to register Registerable Securities pursuant to this Section 6.1 more than once in any twelve month period. The Issuer shall thereafter use diligence in attempting to cause each Demand Registration Statement to be declared effective by the SEC and shall thereafter use diligence to maintain the effectiveness of such Demand Registration Statement until the earlier to occur of (i) the date which is one year from the effective date of such Demand Registration Statement, (ii) the date on which all of the Converted Shares have been sold by the Purchaser or
(iii) the date on which the Converted Shares can be resold in full over a three-month period pursuant to SEC Rule 144.

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

              Subject to Section 6.1(b) hereof, no other securities of the Issuer except securities held by Purchaser, any persons with "demand" registration rights pursuant to a contractual commitment of the Issuer ("Demand Right Holder"), and any Person entitled to exercise "piggy back" registration rights pursuant to contractual commitments of the Issuer shall be included in a Demand Registration.

                   (b) In a registration pursuant to Section 6.1(a) hereof involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Issuer and the Purchaser that in such underwriter's or underwriters' opinion the total number of securities which the Purchaser and any other person desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Issuer will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event, securities shall be registered in such registration in the following order of priority: (i) first, the Registerable Securities which have been requested to be included in such registration by the Purchaser and person(s) exercising demand registration rights (whether pursuant to this Agreement or otherwise) (pro rata based on the amount of securities sought to be registered by such Persons), (ii) second, provided that no securities sought to be included by the Purchasers and the Demand Right Holders have been excluded from such registration, the securities of other persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Issuer (pro rata based on the amount of securities sought to be registered by such Persons) and (iii) third, securities the Issuer proposes to register.

                   (c) A Demand Registration Statement will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the SEC and the Issuer has complied in a timely manner and in all material respects with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Demand Registration Statement has become effective, the offering of Registerable Securities pursuant to such Registration Statement is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency or court that prevents, restrains or otherwise limits the sale of Registerable Securities pursuant to such Demand Registration Statement for any reason not attributable to Purchaser and such Demand Registration Statement has not become effective within a reasonable time period thereafter (not to exceed 60 days), such Demand Registration Statement will be deemed not to have been effected. If (i) a registration requested pursuant to this Section
6.1 is deemed not to have been effected or (ii) a Demand Registration does not remain effective under the Securities Act until at least the earlier of (A) an aggregate of 90 days after the effective date thereof or (B) the consummation of the distribution by the Purchaser of 80% of Purchaser's Registerable Securities covered thereby, then the Issuer shall continue to be obligated to effect a Demand Registration pursuant to this Section 6.1. For purposes of calculating the 90-day period referred to in the preceding sentence, any period of time during which such Demand Registration Statement was not in effect shall be excluded.

              6.2 Piggy-Back Registration Rights

                   (a) If at any time a Demand Registration Statement is not in effect with respect to all Registerable Securities and the Issuer proposes to file a registration statement under the Securities Act with respect to an offering by the Issuer for its own account or for the account of any of its security holders of any class of its Common Stock in a firmly underwritten public equity offering (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or (ii) a registration statement filed in connection with an exchange offer or offering of securities solely to the Issuer's existing security holders), then the Issuer shall give written notice of such proposed filing to the Purchaser as soon as practicable (but in no event fewer than 30 days before the anticipated filing date), and such notice shall offer Purchaser the opportunity to register such number of Registerable Securities as Purchaser may request in writing within 15 days after receipt of such written notice from the Issuer (which request shall specify the shares intended to be disposed of by Purchaser) (a "Piggy-Back Registration"). The Issuer shall use its best efforts to keep such Piggy-Back Registration continuously effective under the Securities Act until at least the earlier of (A) the 90th day after the effective date thereof or (B) the consummation of the distribution by the holders of all of the securities covered thereby. The Issuer shall use its best efforts to cause the managing underwriter or underwriters, if any, of such proposed offering to permit the Registerable Securities requested by Purchaser to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Issuer or any other security holder included therein and to permit the sale or other disposition of such Registerable Securities in accordance with the intended method of distribution thereof. Purchaser shall have the right to withdraw its request for inclusion of its Registerable Securities in any Registration Statement pursuant to this Section 6.2 by giving written notice to the Issuer of its request to withdraw. The Issuer may withdraw the proposed offering and/or a Piggy-Back Registration (subject to the Issuer's obligation to use its best efforts to permit such Piggy-Back Registration set forth in the second immediately preceding sentence) at any time prior to the time it becomes effective or the Issuer may elect to delay the registration; provided, however, that the Issuer shall give prompt written notice thereof to Purchaser.

              No registration effected under this Section 6.2, and no failure to effect a registration under this Section 6.2, shall relieve the Issuer of its obligation to effect a registration upon the request of Purchaser pursuant to
Section 6.1 hereof, and no failure to effect a registration under this Section
6.2 and to complete the sale of securities registered thereunder in connection therewith shall relieve the Issuer of any other obligation under this Agreement.

                   (b) In a registration pursuant to Section 6.2 hereof involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Issuer and the security holders requesting inclusion in such offering that in such underwriter's or underwriters' opinion the total number of securities which the Issuer, the Purchaser and any other persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Issuer will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event: (x) in cases initially involving the registration for sale of securities for the Issuer's own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Issuer proposes to register and (ii) second, the securities which have been requested to be included in such registration by persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Issuer (pro rata based on the amount of securities sought to be registered by such persons); and (y) in cases not initially involving the registration for sale of securities for the Issuer's own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities of any Demand Right Holder whose exercise of a demand registration right is the basis for the registration, (ii) second, securities of other persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments (pro rata based on the amount of securities sought to be registered by such Persons) and (iii) third, the securities which the Issuer proposes to register.

              6.3 Delivery of Prospectus. Following effectiveness of any registration statement filed by Issuer pursuant to Sections 6.1 or 6.2 of this Agreement ("a Registration Statement"), the Issuer shall furnish to the Purchaser a quantity of the prospectus as well as such other documents as the Purchaser may reasonably request.

              6.4 Third Party Registration Rights. Without the written consent of the Purchaser, the Issuer shall not grant to any person the right to request the Issuer to register any securities of the Issuer under the Securities Act unless the rights so granted are subject to the prior rights of the Purchaser set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement; provided, that Issuer has granted the registration rights set forth on Schedule 4.3(c).

              6.5 Registration in Other Jurisdictions. The Issuer shall use diligent efforts to (i) register or otherwise qualify the common stock covered by the Registration Statement for sale under the securities laws of such jurisdictions as the Purchaser may reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements as may be required, (iii) take such other actions as may be necessary to maintain such registrations and/or qualifications in effect at all times while the Registration Statement is likewise maintained effective and (iv) take all other actions reasonably necessary or advisable to qualify the Converted Shares for sale in such jurisdictions; provided, however, that the Issuer shall not be required in connection therewith or as a condition thereto to (I) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.5, (II) subject itself to general taxation in any such jurisdiction, (III) file a general consent to service of process in any such jurisdiction, (IV) provide any undertakings that cause more than nominal expense or burden to the Issuer or (V) make any change in its certificate of incorporation or bylaws, which in each case the Board determines to be contrary to the best interests of the Issuer and its stockholders.

              6.6 Notice of Material Events. The Issuer shall, following effectiveness of the Registration Statement, as promptly as practicable after becoming aware of any such event, notify the Purchaser of the happening of any event of which the Issuer has knowledge, as a result of which the prospectus included in the Registration

Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Purchaser or as the Purchaser may reasonably request. The Issuer may voluntarily suspend once the effectiveness of a Registration Statement for a limited time, which in no event shall be longer than 90 days, if the Issuer has been advised by legal counsel that the offering of common stock pursuant to the Registration Statement would adversely affect, or would be improper in view of (or improper without disclosure in a prospectus), a proposed financing, a reorganization, recapitalization, merger, consolidation, or similar transaction involving the Issuer or its subsidiaries, in which event the one year period referred to in clause (i) of Section 6.1(a) shall be extended for an additional period of time beyond such one year period equal to the number of days the effectiveness thereof has been suspended pursuant to this sentence.

              6.7 Notice of Suspension of Effectiveness. Following effectiveness of a Registration Statement, the Issuer, as promptly as practicable after becoming aware of any such event, will notify the Purchaser of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time.

              6.8 Listing of Common Stock on Securities Exchanges. Following effectiveness of a Registration Statement, the Issuer will use diligence either to (i) cause all the common stock covered by the Registration Statement to be listed on each national securities exchange on which similar securities issued by the Issuer are then listed, if any, if the listing of such common stock is then permitted under the rules of such exchange, or (ii) secure the quotation of all the common stock covered by the Registration Statement on The Nasdaq SmallCap Market, if the listing of such common stock is then permitted under the rules of such The Nasdaq SmallCap Market, or (iii) if, despite the Issuer's best efforts to satisfy the preceding clause (i) or (ii), the Issuer is unsuccessful in satisfying the preceding clause (i) or (ii) and without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such common stock.

              6.9 Further Assurances. It shall be a condition precedent to the obligations of the Issuer to take any action pursuant to this Article 6 that the Purchaser shall furnish to the Issuer such information regarding itself as the Issuer may reasonably request to effect the registration of the common stock and shall execute such documents in connection with such registration as the Issuer may reasonably request.

              6.10 Cooperation. The Purchaser agrees to cooperate with the Issuer in any manner reasonably requested by the Issuer in connection with the preparation and filing of a Registration Statement hereunder.

              6.11 Discontinuation of Disposition of Shares. The Purchaser agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 6.6 or 6.7, the Purchaser will immediately discontinue disposition of the Converted Shares pursuant to an effective Registration Statement until the Purchaser's receipt of notice from the Issuer that sales may resume and copies of the supplemented or amended prospectus and, if so directed by the Issuer, shall deliver to the Issuer (at the expense of the Issuer) or destroy (and deliver to the Issuer a certificate of destruction) all copies in the Purchaser's possession of the prospectus covering such Common Stock current at the time of receipt of such notice.

              6.12 Expenses. All expenses, other than (i) underwriting discounts and commissions, (ii) other fees and expenses of investment bankers and (iii) brokerage commissions, in each case incurred in connection with registrations, filings or qualifications pursuant to this Article 6, including, without limitation, all registration, listing and qualification fees, printing and accounting fees and the fees and disbursements of counsel to the Issuer, shall be borne by the Issuer.

              6.13 Indemnification of Purchaser. To the extent permitted by law, the Issuer will indemnify and hold harmless the Purchaser, its directors and officers, each person, if any, who is under common control with the Purchaser within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any underwriter (as defined in the Securities
Act) for the Purchaser, the officers and directors of such underwriter and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in a Registration Statement, or any post effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or any post effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of a Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Issuer files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Issuer of the Securities Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) are hereinafter collectively referred to as the "Violations"). Subject to the restrictions set forth in Section 6.15 with respect to the number of legal counsel, the Issuer shall reimburse the Purchaser and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnity contained in this Section 6.13 (I) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Issuer by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of a Registration Statement or any such amendment thereof or supplement thereto; (II) with respect to any preliminary prospectus shall not inure to the benefit of any person from whom the person asserting any Claim purchased the Converted Shares that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such final prospectus was timely made available by the Issuer; and (III) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Issuer, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Converted Shares by the Purchaser.

              6.14 Indemnification of Issuer. The Purchaser agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in
Section 6.13, the Issuer, each of its directors, each of its officers who signs a Registration Statement, each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to a Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (each such person and each Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by the Purchaser, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Issuer by the Purchaser expressly for use in connection with such Registration Statement or such prospectus; and the Purchaser will reimburse any reasonable legal or other expenses reasonably incurred by any Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity contained in this Section
6.14 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld; provided, further, that the Purchaser shall be liable under this Section 6.14 for only that amount of a Claim as does not exceed the net proceeds to the Purchaser as a result of the sale of the Converted Shares pursuant to any such Registration Statement or such prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Converted Shares (or underlying securities) by the Purchaser. Notwithstanding anything to the contrary contained herein the indemnity contained in this Section 6.14 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

              6.15 Participation in Indemnified Claims. Promptly after receipt by an Indemnified Person or Indemnified Party under Section 6.13 or 6.14 of notice of the commencement of any action (including any governmental action), such Indemnified

Person or Indemnified Party shall, if a Claim in respect thereof is made against any indemnifying party under this Article 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. Except as provided in the preceding sentence, the Issuer shall pay for only one separate legal counsel for the Indemnified Persons. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Article 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnity required by this Article 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7. TRANSFER AGENT INSTRUCTIONS. The Issuer, concurrently with the delivery by the Purchaser of the Purchase Price, will issue one or more certificates representing the Preferred Shares purchased, bearing the restrictive legend specified in Section 5.2 of this Agreement, registered in the name of the Purchaser or its nominee and in such denominations as shall be specified by the Purchaser. The Issuer warrants that the Preferred Shares shall be freely transferable on the books and records of the Issuer as and to the extent provided in this Agreement. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement to comply with all applicable federal and state securities laws upon resale of the Preferred Shares. If the Purchaser provides the Issuer with an opinion of counsel reasonably satisfactory in form, scope and substance to the Issuer that registration of a resale by the Purchaser of any of the Preferred Shares in accordance with Section 5.1 is not required under the Securities Act or applicable state securities laws, the Issuer shall permit the transfer agent to issue one or more share certificates in such name and in such denominations as specified by the Purchaser.

         8. RELIANCE. Each of the Purchaser and the Issuer understand and agree that the other party and its respective officers, directors, employees and agents may, and will, rely on the accuracy of the other party's respective representations and warranties in this Agreement to establish compliance with applicable securities laws. Each of the Purchaser and the Issuer agree to indemnify and hold harmless all such parties against all losses, claims, costs, expenses and damages or liabilities which they may suffer or incur caused or arising from their reliance on such representations and warranties.

         9. COVENANT REGARDING PRIORITY OF PREFERRED SHARES. The Issuer shall not issue preferred stock that ranks senior to the Preferred Shares as to dividend distributions or distributions upon the liquidation, winding-up or dissolution of the Issuer except as approved by the holder(s) of the Preferred Shares pursuant to the Designation Certificate.

         10. BOARD OF DIRECTORS. For so long as the Purchaser holds at least five percent (5%) of the Issuer's common stock or a sufficient number of Preferred Shares which, if converted to common stock in accordance with the Designation Certificate, would constitute at least five percent (5%) of the Issuer's common stock, or a combination of the foregoing, the Issuer shall use its best efforts to cause one of the members of the Issuer's Board of Directors to be an individual selected by the Purchaser in its discretion. Such board member, if any, shall have all the rights and privileges of each other outside board member of the Issuer, including rights to compensation as established by the Issuer. If at any time the Purchaser has not appointed or nominated for election at least one of the members of the Issuer's Board of Directors and the Purchaser then holds at least five percent (5%) of the Issuer's common stock or Preferred Shares which, if converted to common stock in accordance with the Designation Certificate, would constitute at least five percent (5%) of the Issuer's common stock, or a combination of the foregoing, then the Purchaser shall be entitled to appoint one observer to the Issuer's Board of Directors (the "Observer"). Such Observer shall have the right to attend, and receive all materials distributed for or at, all meetings (telephone and otherwise) of the Board of Directors (including committees thereof) and shall be entitled to the same rights and privileges as directors of the Issuer, except that such Observer shall not be entitled to vote on matters presented to or discussed by the Board of Directors. The Observer will receive compensation from the Issuer for his services as observer on an equal basis with the directors of the Issuer and shall be entitled to be reimbursed by the Issuer for all reasonable costs and expenses incurred in connection with his participation in meetings or other activities of the Board of Directors. The Purchaser will use commercially reasonable efforts to cause the Observer to keep all information provided to the Observer in connection with all meetings of the Board of Directors confidential prior to its becoming public, except that the Observer shall be permitted to disclose such information (i) to officers, directors, employees, representatives, agents, auditors, accountants, consultants, advisors, lawyers and affiliates of the Purchaser in the ordinary course of business who have been made aware of the confidential nature of the information; (ii) to prospective assignees and their respective directors, employees, agents and representatives who have agreed in writing to become subject to this confidentiality provision,
(iii) as required by applicable law, or pursuant to subpoenas or other legal process, or as requested by governmental agencies and examiners; (iv) to the extent such information (A) becomes available to the Observer other than as a result of a breach of this provision or (B) becomes available to the Observer on a non-confidential basis, or (v) to the extent the Issuer shall have consented to such disclosure in writing.

         11. MISCELLANEOUS.

              11.1 Survival. The representations and warranties made in this Agreement shall survive the closing of the transactions contemplated by this Agreement.

              11.2 Assignment. This Agreement is not transferable or assignable, except that the rights of Purchaser set forth in Sections 5 and 6 hereof shall be transferable to an affiliate of Purchaser and any transferee of Purchaser's Securities who receives at least 30% of the Securities to be issued hereby.

              11.3 Execution and Delivery of Agreement. The Issuer shall be entitled to rely on delivery by facsimile transmission of an executed copy of this Agreement, and acceptance by the Issuer of such facsimile copy shall create a valid and binding agreement between the Purchaser and the Issuer.

              11.4 Titles. The titles of the sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

              11.5 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

              11.6 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

              11.7 Waiver and Amendment. Except as otherwise provided herein, the provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of the Purchaser and the Issuer.

              11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

              11.9 Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Nevada.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above mentioned.

THE "ISSUER"                                   THE "PURCHASER"

CONTANGO OIL & GAS COMPANY                     AQUILA ENERGY CAPITAL CORPORATION



By: /s/ Kenneth R. Peak                        By: /s/ Kenneth F. Wyatt
        ---------------------------------
        Kenneth R. Peak
        President and Chief Executive
        Officer

                                    EXHIBIT A
                         ACCREDITED INVESTOR CERTIFICATE

         In connection with the issuance of shares of Series B Senior Preferred Convertible Cumulative Preferred Stock (the "Series B Preferred") of Contango Oil & Gas Company, a Nevada corporation (the "Company"), the undersigned (an "Investor") hereby furnishes the following information and makes the following acknowledgments and representations and warranties:

              I. Legal Status of Investor.

         Each Investor must check the applicable statement below.

         The Investor is (check the appropriate category(ies)):

___               A natural person whose net worth (or joint net worth with his or her spouse) is in excess of
                  $1,000,000 as of the date hereof;

___               A natural person whose income in 1997 and 1998 was, and whose income in 1999 is expected to be, in excess of $200,000, or whose income with his or her spouse in 1997 and 1998 was, and whose income with his or her spouse in 1999 is expected to be, in excess of $300,000;

___               A broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as
                  amended;

___               An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation,
                  Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

___               A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in
                  Rule 506(b)(2)(ii) under the Securities Act;

___               An entity in which all of the equity owners are "accredited investors" as defined in Rule 501 under the Securities Act; or

___               A director or executive officer of the Company.

II.      Identity of Investor.

         Name:       __________________________________________________

         Address:    __________________________________________________

         Telephone:  __________________________________________________

         Tax ID No.: __________________________________________________

III.     Acknowledgment.

         Investor understands, acknowledges and agrees that:

                  (a) The shares of Series B Preferred have not been registered under the Securities Act or any other applicable federal or state securities laws;

                  (b) Investor is acquiring the Series B Preferred for his, her or its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution of the Series B Preferred in violation of the Securities Act; and

                  (c) Investor has a preexisting personal and business relationship with the Company and certain of its officers, directors and controlling persons, and, by reason of Investor's business and financial experience, has the capacity to protect his, her or its interests in connection with the acquisition of the Series B Preferred.

         This completed questionnaire must be returned as soon as possible after receipt hereof and prior to acquiring the Series B Preferred.


                                              __________________________________
                                              Print or type name of Investor

                                              By: ______________________________
                                                  Name:
                                                  Title:



Date: _____________________, 2000

                                    EXHIBIT B

                    CERTIFICATE OF DESIGNATION, PREFERENCES,
                       AND RELATIVE RIGHTS AND LIMITATIONS
                                     OF THE
             SERIES B SENIOR CONVERTIBLE CUMULATIVE PREFERRED STOCK

                                                                  ATTACHMENT 1
                                                                        AND

CONTANGO OIL & GAS COMPANY                                        EXHIBIT 4.3(b)
WARRANTS AND OPTIONS GRANTED
AS OF SEPTEMBER 13, 2000


                                                           NUMBER OF    NUMBER OF
                                          TERM              OPTIONS     WARRANTS
STOCKHOLDER                     DATE      (YRS)   STRIKE    GRANTED     GRANTED
-------------------------     --------    -----   -------  ---------    ---------
1999 PLAN OPTIONS:

Alcorn - Texas Properties      08/31/99     5     $ 1.00    10,000           --

Billy Jack Corbell             11/04/99     5     $ 1.00     5,000           --
Billy Jack Corbell             01/06/00     5     $ 1.00     5,000           --

Blair Foster                   11/04/99     5     $ 1.00     8,500           --

Brad Juneau                    08/20/99     5     $ 1.00        --      400,000
Brad Juneau                    09/28/99     5     $ 1.00     5,000           --
Brad Juneau                    12/31/99     5     $ 1.00     5,000           --
Brad Juneau (JEX)              01/07/00     5     $ 1.00    90,000           --
Brad Juneau (JEX)              01/31/00     5     $ 1.00    90,000           --
Brad Juneau (JEX)              03/15/00     5     $ 1.00    90,000           --
Brad Juneau                    03/31/00     5     $ 1.00     5,000           --
Brad Juneau (JEX)              06/23/00     5     $ 1.00    90,000           --
Brad Juneau                    06/30/00     5     $ 1.00     5,000           --
Brad Juneau (JEX)              08/24/00     5     $ 1.00        --      125,000


Brad Juneau (JEX)              08/25/00     5     $ 1.00    90,000           --
Brad Juneau (JEX)              08/25/00     5     $ 1.00    90,000           --
Brad Juneau (JEX)              09/13/00     5     $ 1.00    90,000           --

Charlene Burrell               12/10/99     5     $ 1.00     5,000           --

Charles Reimer                 08/20/99     5     $ 1.00        --      400,000
Charles Reimer                 09/28/99     5     $ 1.00     5,000           --
Charles Reimer                 12/31/99     5     $ 1.00     5,000           --
Charles Reimer                 03/31/00     5     $ 1.00     5,000           --
Charles Reimer                 06/30/00     5     $ 1.00     5,000           --

Darrell Williams               08/20/99     5     $ 1.00        --      160,000
Darrell Williams               09/28/99     5     $ 1.00     5,000           --
Darrell Williams               12/31/99     5     $ 1.00     5,000           --
Darrell Williams               03/31/00     5     $ 1.00     5,000           --
Darrell Williams               06/30/00     5     $ 1.00     5,000           --

1999 PLAN OPTIONS (continued):

Fairfield Industries            08/24/00    5     $ 1.00        --      125,000


                                                         TOTAL SHARES
                               TOTAL SHARES   PERCENT   --------------
STOCKHOLDER                      GRANTED      VESTED    NUMBER   TOTAL                          COMMENT
-------------------------     -------------   -------  -------   -------   -----------------------------------------------------
1999 PLAN OPTIONS:

Alcorn - Texas Properties         10,000       100.0%   10,000    10,000

Billy Jack Corbell                 5,000       100.0%    5,000     5,000
Billy Jack Corbell                 5,000       100.0%    5,000     5,000
                                                        -------
                                                        10,000

Blair Foster                       8,500       100.0%    8,500     8,500    Partial commission on $0.75 offering.

Brad Juneau                      400,000       100.0%  400,000   400,000    In connection with Units offering ($0.10 Offering).
Brad Juneau                        5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Brad Juneau                        5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Brad Juneau (JEX)                 90,000        33.3%   30,000    30,000    Shelby County options
Brad Juneau (JEX)                 90,000       100.0%   90,000    90,000    Needville options
Brad Juneau (JEX)                 90,000        33.3%   30,000    30,000    BVH options
Brad Juneau                        5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Brad Juneau (JEX)                 90,000        33.3%   30,000    30,000    [ILLEGIBLE] #1
Brad Juneau                        5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Brad Juneau (JEX)                125,000       100.0%  125,000   125,000    In connection with formation of Republic Exploration
                                                       -------
Brad Juneau (JEX)                 90,000        33.3%   30,000    30,000    [ILLEGIBLE] #2
Brad Juneau (JEX)                 90,000        33.3%   30,000    30,000    E128
Brad Juneau (JEX)                 90,000        33.3%   30,000    30,000    Brazos 436
                                                       -------
                                                       801,657

Charlene Burrell                   5,000       100.0%    5,000     5,000    JEX employees.

Charles Reimer                   400,000       100.0%  400,000   400,000    In connection with Units offering ($0.10 Offering).
Charles Reimer                     5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Charles Reimer                     5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Charles Reimer                     5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Charles Reimer                     5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
                                                       -------
                                                       406,657

Darrell Williams                 160,000       100.0%  160,000   160,000    In connection with Units offering ($0.10 Offering).
Darrell Williams                   5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Darrell Williams                   5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Darrell Williams                   5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Darrell Williams                   5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
                                                       -------
                                                       166,657

1999 PLAN OPTIONS (continued):

Fairfield Industries             125,000       100.0%  125,000   125,000    In connection with formation of Republic Exploration

                          Options/Warrants - Page 1

                                                                  EXHIBIT 4.3(b)



CONTANGO OIL & GAS COMPANY
WARRANTS AND OPTIONS GRANTED
AS OF SEPTEMBER 13, 2000

                                                 NUMBER OF   NUMBER OF
                              TERM                OPTIONS    WARRANTS  TOTAL SHARES  PERCENT
STOCKHOLDER          DATE     (YRS)    STRIKE     GRANTED    GRANTED     GRANTED     VESTED
-----------          ----     -----    ------     -------    -------     -------     ------
Gene Graham        10/18/99     5      $ 1.00      7,500         --       7,500      100.0%

Gerhart Hunter     12/10/99     5      $ 1.00      5,000         --       5,000      100.0%

Glen Dillon        09/28/99     5      $ 1.00     10,000         --      10,000      100.0%
Glen Dillon        05/30/00     5      $ 1.00     25,000         --      25,000       33.3%

IAS                11/04/99     5      $ 1.00     55,167         --      55,167      100.0%

Joe Romano         08/20/99     5      $ 1.00         --    100,000     100,000      100.0%
Joe Romano         09/30/99     5      $ 1.00      5,000         --       5,000       33.3%
Joe Romano         12/31/99     5      $ 1.00      5,000         --       5,000       33.3%
Joe Romano         03/31/00     5      $ 1.00      5,000         --       5,000       33.3%
Joe Romano         06/30/00     5      $ 1.00      5,000         --       5,000       33.3%



John Miller        02/11/99     5      $ 1.00      5,000         --       5,000      100.0%

Kaci Brubaker      09/28/99     5      $ 1.00     10,000         --      10,000      100.0%
Kaci Brubaker      12/27/99     5      $ 1.00     10,000         --      10,000      100.0%
Kaci Brubaker      05/30/00     5      $ 1.00     25,000         --      25,000       33.3%



Ken Peak           08/20/99     5      $ 1.00         --  1,400,000   1,400,000      100.0%

Linda Ferszt       02/11/00     5      $ 1.00      5,000         --       5,000      100.0%
Linda Ferszt       01/07/00     5      $ 1.00      5,000         --       5,000       33.3%
Linda Ferszt       01/31/00     5      $ 1.00      5,000         --       5,000      100.0%
Linda Ferszt       03/15/00     5      $ 1.00      5,000         --       5,000       33.3%
Linda Ferszt       06/23/00     5      $ 1.00      5,000         --       5,000       33.3%
Linda Ferszt       08/25/00     5      $ 1.00      5,000         --       5,000       33.3%
Linda Ferszt       08/25/00     5      $ 1.00      5,000         --       5,000       33.3%
Linda Ferszt       09/13/00     5      $ 1.00      5,000         --       5,000       33.3%



Mark Stevens       12/10/99     5      $ 1.00      5,000         --       5,000      100.0%

Melanie Gooch      09/28/99     5      $ 1.00      2,500         --       2,500      100.0%


                   TOTAL SHARES
                 ----------------
STOCKHOLDER      NUMBER     TOTAL       COMMENT
-----------      ------     -----   ---------------
Gene Graham       7,500      7,500

Gerhart Hunter    5,000      5,000   JEX employees.

Glen Dillon      10,000     10,000
Glen Dillon       8,333      8,333
                -------
                 18,333

IAS              55,167     55,167   Partial commission on $0.75 offering.

Joe Romano      100,000    100,000   In connection with Units offering ($0.10 Offering).
Joe Romano        1,667      1,667   1/3, 1/3 and 1/3 vesting - Directors fees.
Joe Romano        1,667      1,667   1/3, 1/3 and 1/3 vesting - Directors fees.
Joe Romano        1,667      1,667   1/3, 1/3 and 1/3 vesting - Directors fees.
Joe Romano        1,667      1,667   1/3, 1/3 and 1/3 vesting - Directors fees.
              ---------
                106,667

John Miller       5,000      5,000   JEX employee

Kaci Brubaker    10,000     10,000
Kaci Brubaker    10,000     10,000
Kaci Brubaker     8,333      8,333
              ---------
                 28,333

Ken Peak      1,400,000  1,400,000   In connection with Units offering ($0.10 Offering).

Linda Ferszt      5,000      5,000
Linda Ferszt      1,667      1,667   Shelby County options
Linda Ferszt      5,000      5,000   Needville options
Linda Ferszt      1,667      1,667   BVH options
Linda Ferszt      1,667      1,667   Guilita #1
Linda Ferszt      1,667      1,667   Guilita #2
Linda Ferszt      1,667      1,667   E128
Linda Ferszt      1,667      1,667   Brazos 436
              ---------
                 20,000

Mark Stevens      5,000      5,000   JEX employees.

Melanie Gooch     2,500      2,500


1999 PLAN OPTIONS (continued):



                            OptionsWarrants - Page 2

CONTANGO OIL & GAS COMPANY                                        EXHIBIT 4.3(b)
WARRANTS AND OPTIONS GRANTED
AS OF SEPTEMBER 13, 2000


                                                   NUMBER OF   NUMBER OF                                 TOTAL SHARES
                                  TERM              OPTIONS    WARRANTS    TOTAL SHARES   PERCENT    -------------------
STOCKHOLDER            DATE       (YRS)    STRIKE   GRANTED     GRANTED       GRANTED     VESTED     NUMBER      TOTAL
-----------          --------     -----    ------ ----------- -----------  ------------   -------    -------   ---------

Scott Archer         09/28/99       5      $ 1.00     5,000          --        5,000       100.0%      5,000       5,000
Scott Archer         01/07/00       5      $ 1.00     5,000          --        5,000        33.3%      1,667       1,667
Scott Archer         01/31/00       5      $ 1.00     5,000          --        5,000       100.0%      5,000       5,000
Scott Archer         03/15/00       5      $ 1.00     5,000          --        5,000        33.3%      1,667       1,667
Scott Archer         06/23/00       5      $ 1.00     5,000          --        5,000        33.3%      1,667       1,667
Scott Archer         08/25/00       5      $ 1.00     5,000          --        5,000        33.3%      1,667       1,667
Scott Archer         08/25/00       5      $ 1.00     5,000          --        5,000        33.3%      1,667       1,667
Scott Archer         09/13/00       5      $ 1.00     5,000          --        5,000        33.3%      1,667       1,667
                                                                                                     -------
                                                                                                      20,000

SIMCO                11/15/99       5      $ 1.00       500          --          500       100.0%        500         500

SUIT                 06/24/00       5      $ 1.00        --     250,000      250,000       100.0%    250,000     250,000

TCW                  12/28/99       5      $ 1.00        --     370,370      370,370       100.0%    370,370     370,370
TCW                  08/24/00       5      $ 1.00        --     500,000      600,000       100.0%    500,000     500,000
                                                                                                     -------
                                                                                                     870,370

William H. Gibbons   02/01/00       5      $ 1.00    25,000          --       25,000       100.0%     25,000      25,000
William H. Gibbons   05/30/00       5      $ 1.00    25,000          --       25,000        33.3%      8,333       8,333
                                                                                                     -------
                                                                                                      33,333

                     ---------------------------------------------------------------------------------------------------
                        TOTAL                     1,034,167   3,830,370    4,864,537                           4,361,284
                     ---------------------------------------------------------------------------------------------------

OTHER OPTIONS:

Buddy Young          06/08/99       5      $ 1.00   100,000          --      100,000       100.0%    100,000
Mestena, Inc.        03/21/00       5      $ 1.50   175,000          --      175,000       100.0%    175,000
SUIT Growth Fund     06/30/00       5      $ 1.00     5,000          --        5,000        33.3%      1,667       1,667

                     ---------------------------------------------------------------------------------------
                        TOTAL                                                280,000                 276,667
                     ---------------------------------------------------------------------------------------




STOCKHOLDER         COMMENT
-----------         -------

Scott Archer
Scott Archer        Shelby County options
Scott Archer        Needville options
Scott Archer        BVH options
Scott Archer        Guilita #1
Scott Archer        Guilita #2
Scott Archer        E128
Scott Archer        Brazos 436



SIMCO

SUIT                in connection with formation of Republic Exploration

TCW                 in connection with $0.75 offering
TCW                 in connection with formation of Republic Exploration



William H. Gibbons
William H. Gibbons







OTHER OPTIONS:

Buddy Young         Granted by old MGPX BOD.
Mesteria, Inc.      In corporation with JEX/Ranch Agreement dtd 03/21/00.
SUIT Growth Fund    1/3, 1/3 and 1/3 vesting - Directors fees.








                            OptionsWarrants - Page 3

                                                                 SCHEDULE 4.3(c)



                           CONTANGO OIL & GAS COMPANY
                               REGISTRATION RIGHTS


The following shareholders have rights to require the registration of securities of Contango Oil & Gas Company or to participate in any such registration:



                                 HOLDER                                                NO. SHARES
                                 ------                                                ----------

Juneau Exploration Company, LLC shares (09/99)...............................             400,000
Holders of common shares sold in $0.75 offering (12/99)......................           1,539,332
TCW shares sold (12/99)......................................................           3,703,704
Shares issued upon exercise of TCW Warrant (12/99)...........................             370,370
SUIT shares sold (06/00).....................................................           2,500,000
Shares issued upon exercise of SUIT Option (06/00)...........................           2,500,000
Shares issuable upon conversion of Series A preferred........................           2,000,000
Shares issued upon exercise of TCW Warrant (08/00)...........................             500,000
Shares issued upon exercise of SUIT Warrant (08/00)..........................             250,000
Shares issued upon exercise of
      Juneau Exploration Company LLC Warrant (08/00).........................             125,000
Shares issued upon exercise of
      Fairfield Industries Warrant (08/00)...................................             125,000
Shares issuable upon conversion of Series B preferred........................        3,409,090.90



The following shareholders have certain limited registration rights in the event any shares issued in the same offering are registered:


                                 HOLDER                                                NO. SHARES
                                 ------                                                ----------

Holders of common shares sold in $0.10 offering (8/99).......................           6,460,000
Holders of common shares sold in $0.30 offering (9/99).......................           3,780,000

                                                                    SCHEDULE 4.9



                           CONTANGO OIL & GAS COMPANY
                    SUMMARY OF EQUITY SALES SINCE 11/05/99(1)



         OFFERING                                     NO. SHS.             PRICE               PROCEEDS
         --------                                     --------             -----               --------

FOUNDER TRANSACTIONS:
   $0.10 Offering                                     6,460,000           $ 0.100            $     646,000
   $0.30 Offering                                     3,780,000           $ 0.300                1,134,000
   $0.75 Offering                                     1,539,332           $ 0.750                1,154,499
   TCW Common Stock                                   3,703,704           $ 0.675                2,500,000
   Gibbons/Dillon/Corbell Shares                         28,750           $ 1.000                   28,750
   SUIT Common Stock                                  2,500,000           $ 1.000                2,500,000
   SUIT Common Stock                                  2,500,000           $ 1.000                2,500,000
                                                ---------------                          -----------------
                                                     20,511,786                              $  10,463,249
                                                ===============                          =================


--------

(1) Excludes 400,000 shares issued to Brad Juneau in connection with execution of Juneau Exploration Agreement (09/99).